EXHIBIT 23.1

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

September 21, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report (Form 10-K ) of Crater Mountain Resources, Inc. of our audit report, dated September 9, 2010 relating to the accompanying audited financial statements (and related statements included there in) as of June 30, 2010 which appears in the Annual Report.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
September 21, 2010

2580 Anthem Village Drive, Henderson, NV  89052
Telephone (702) 588-5960  ●  Facsimile (702) 588-5979